SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                        Date of Report: October 4, 2004
                        (Date of earliest event reported)

                               VASOMEDICAL, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                       0-18105                     11-2871434
--------------------------------------------------------------------------------
(State or other                  (Commission                 (IRS Employer
 jurisdiction of                 File Number)                Identification
 incorporation)                                                 Number)


180 Linden Avenue, Westbury, New York                            11590
-------------------------------------                            -----
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number including area code          (813) 286-8644
                                                            -------------


                                 Not applicable
                                 --------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (c) (1) On September 30, 2004, Vasomedical, Inc. ("Vasomedical" or "Registrant") issued a press release announcing the election of Thomas Glover as Chief Executive Officer, President and Director effective October 4, 2004, which is attached as Exhibit 99.1 hereto and incorporated by reference. Photios T. Paulson, the interim Chief Executive Officer prior to Mr. Glover's appointments, will continue to serve as a director and act as an advisor to Vasomedical.

     (2) In connection with his election as Chief Executive Officer and President, Vasomedical granted to Mr. Glover options to purchase 1,000,000 shares of common stock at an exercise price of $1.09 per share. These options have a ten year term and vest in four equal annual installments commencing October 4, 2004 and ending October 4, 2007. Mr. Glover is not related to any of the officers or directors of Vasomedical.

     (3) Vasomedical intends to enter into an employment agreement with Mr. Glover.

Item 9.01 Financial Statements and Exhibits.

     (c)  Exhibits

     99   Press release dated September 30, 2004 issued by Vasomedical, Inc.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                VASOMEDICAL, INC.

                                /s/ Thomas W. Fry
                                -----------------------------------
                                Thomas W. Fry
                                Chief Financial Officer
                                (Principal Financial and Accounting
                                Officer)


Dated:  October 7, 2004